UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2003 (July 14, 2003)

Greif, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-566	31-4388903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 549-6000

Not Applicable

Former name or former address, if changed since last report.

Item 1.    Changes in Control of Registrant

Naomi C. Dempsey died on July 14, 2003. At the time of her death, the Naomi C. Dempsey Trust (the “NCD Trust”) owned 5,375,904 shares of Class B Common Stock of Greif, Inc. (the “Company”), which shares represented approximately 45.9% of the outstanding voting securities of the Company. During her lifetime, Ms. Dempsey was the trustee of, and retained the right to revoke, the NCD Trust. Accordingly, Ms. Dempsey was the direct beneficial owner of all of the shares of Class B Common Stock owned by the NCD Trust.

At Ms. Dempsey’s death, her son, Michael H. Dempsey, automatically became the successor trustee of the NCD Trust. In addition to the shares owned by the NCD Trust, Mr. Dempsey is also the direct and indirect beneficial owner of 2,439,092 shares of Class B Common Stock of the Company. Therefore, as of the date of this report, Mr. Dempsey controls, directly and indirectly, 7,814,996 shares of Class B Common Stock of the Company, which shares represent approximately 66.7% of the outstanding voting securities of the Company.

For more detailed information concerning Mr. Dempsey’s direct and indirect beneficial ownership of the Company’s Class B Common Stock, reference is made to Mr. Dempsey’s Schedule 13D/A (Amendment No. 1) filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

July 23, 2003	By	/s/ DONALD S. HUML
Donald S. Huml Chief Financial Officer (Duly Authorized Signatory)